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                                                                   EX-99.B(h)(3)

                     TRANSFER AGENCY AND SERVICE AGREEMENT
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                                  SCHEDULE A

                            WELLS FARGO FUNDS TRUST

1.  Aggressive Balanced-Equity Fund
2.  Arizona Tax-Free Fund
3.  Asset Allocation Fund
4.  California Limited Term Tax-Free Fund
5.  California Tax-Free Fund
6.  California Tax-Free Money Market Fund
7.  California Tax-Free Money Market Trust
8.  Cash Investment Money Market Fund
9.  Colorado Tax-Free Fund
10. Corporate Bond Fund
11. Diversified Bond Fund
12. Diversified Equity Fund
13. Diversified Small Cap Fund
14. Equity Income Fund
15. Equity Index Fund
16. Equity Value Fund
17. Government Institutional Money Market Fund
18. Government Money Market Fund
19. Growth Balanced Fund
20. Growth Equity Fund
21. Growth Fund
22. Income Fund
23. Income Plus Fund
24. Index Allocation Fund
25. Index Fund
26. Intermediate Government Income Fund
27. International Equity Fund
28. International Fund
29. Large Cap Appreciation Fund
30. Large Company Growth Fund
31. Limited Term Government Income Fund
32. Mid Cap Growth Fund
33. Minnesota Money Market Fund
34. Minnesota Tax-Free Fund
35. Moderate Balanced Fund
36. Money Market Fund
37. Money Market Trust
38. National Limited Term Tax-Free Fund
39. National Tax-Free Fund
40. National Tax-Free Institutional Money Market Fund
41. National Tax-Free Money Market Fund

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42.  National Tax-Free Money Market Trust
43.  Nebraska Tax-Free Fund
44.  Oregon Tax-Free Fund
45.  OTC Growth Fund
46.  Outlook Today Fund
47.  Outlook 2010 Fund
48.  Outlook 2020 Fund
49.  Outlook 2030 Fund
50.  Outlook 2040 Fund
51.  Overland Express Sweep Fund
52.  Prime Investment Institutional Money Market Fund
53.  Prime Investment Money Market Fund
54.  Small Cap Growth Fund
55.  Small Cap Opportunities Fund
56.  Small Cap Value Fund
57.  Small Company Growth Fund
58.  Small Company Value Fund
59.  Specialized Health Sciences Fund
60.  Specialized Technology Fund
61.  Stable Income Fund
62.  Strategic Income Fund
63.  Tactical Maturity Bond Fund
64.  Treasury Plus Institutional Money Market Fund
65.  Treasury Plus Money Market Fund
66.  WealthBuilder Growth & Income Portfolio
67.  WealthBuilder Growth Balanced Portfolio
68.  WealthBuilder Growth Portfolio
69.  Wells Fargo SIFE Specialized Financial Services Fund*
70.  100% Treasury Institutional Money Market Fund
71.  100% Treasury Money Market Fund

*Subject to SIFE Trust Fund shareholder approval.

Approved by the Board of Trustees: March 26, 1999, as amended May 9, 2000, July 25, 2000, December 18, 2000, February 6, 2001, May 8, 2001, November 6, 2001 and
November 27, 2001.

The parties to this Agreement last approved the Funds listed in this Appendix as of November 27, 2001.

WELLS FARGO FUNDS TRUST               BOSTON FINANCIAL DATA SERVICES, INC.

BY: /s/ C. David Messman              BY:  /s/ Lynda Kaplan
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   C. David Messman                       Lynda Kaplan
   Secretary                              Division Vice President